Exhibit 99.1
Harris Stratex Networks Reports Q4 Fiscal 2008 Financial Results
Company Increases Revenue Guidance for Q1 FY 2009
Research Triangle Park, NC — September 18, 2008 — Harris Stratex Networks, Inc. (NASDAQ: HSTX), the leading independent supplier of turnkey wireless transmission solutions, today reported complete financial results for the fourth quarter and full year of fiscal 2008, which ended June 27, 2008.
The Company also released restated financial statements for prior periods to correct accounting errors discovered in the course of the fiscal 2008 year-end close. Prior period financial results included in this press release have been restated.
Revenue for the fourth quarter of fiscal 2008 was $186.8 million, an increase of 7 percent compared to $174.1 in the year ago period. GAAP net loss was $13.7 million or $0.23 per share, which includes $21.0 million in pre-tax charges associated with inventory impairment, amortization of purchase related assets, merger integration and restructuring, and stock compensation expense. The net loss for the fourth quarter of fiscal 2007 was $7.2 million.
Non-GAAP Financial Results
 Non-GAAP gross margin was 30.6 percent in the fourth quarter of fiscal 2008, operating income was $5.9 million, and net income was $4.8 million or $0.08 per diluted share.
A reconciliation of GAAP to non-GAAP financial measures is provided on Tables 4 and 5 along with the accompanying notes.
Fourth Quarter Revenue by Segment
 North America microwave revenue was $55.1 million in the fourth quarter of fiscal 2008, compared with $58.8 million in the year ago period and $56.9 million in the prior quarter. International revenue was $124.6, compared with $110.6 million in the year ago period and $117.1 million in the prior quarter. Strong year-over-year growth was achieved in both Africa, which increased 16 percent, and Europe,

Middle East and Russia, which increased 26 percent. Combined fourth quarter revenues for Latin America and Asia Pacific were $21.1 million, compared with $25.1 million in the year ago period and $22.0 million in the prior quarter. Network Operations revenue was $7.1 million compared with $4.7 million in the year ago period and $4.2 million in the prior quarter.
Fiscal 2008 Results
 For fiscal year 2008, the Company reported GAAP and non-GAAP revenue of $718.4 million, compared with non-GAAP revenue of $653.7 million in the prior year, an increase of 10 percent, and compared with GAAP revenue of $507.9 million in the prior year, an increase of 41 percent. GAAP net loss for fiscal year 2008 was $11.9 million, or a loss per share of $0.20, compared to a net loss of $21.8 million in the 2007 fiscal year. On a non-GAAP basis, net income was $34.3 million or $0.59 per diluted share.
“We believe the strength of our revenue growth year-over-year, the gains made in all of our segments in fiscal 2008 compared with fiscal 2007, along with our increasing percentage of higher-capacity IP-capable product sales, attest to our leadership position in the wireless transmission solution market,” said Harald Braun, president and chief executive officer of Harris Stratex Networks. “We also are pleased to have completed the restatement to correct accounting errors we discovered during our year-end close. We have identified the root causes of the restatement, initiated corrective actions, and are in the process of remediating the control deficiencies that led to the errors. Further, we anticipate that we will file our 2008 annual report on Form 10-K and all restated financial statements by September 25.”
Outlook and Guidance
 “The company achieved significant top line growth in all segments in fiscal 2008, and our cash position remained strong in the second half of the year. While the additional expenses incurred in the fourth quarter delayed the expansion of our earnings, the company is well-positioned for achievement of our growth objectives as we enter the new fiscal year. The company has added customers, achieved meaningful top line growth, and developed a significantly enhanced foundation for long-term competitiveness. Our revenue expectations for the first quarter of our new fiscal year, based on the strength of our bookings and our visibility at this point in the quarter, are between $185 million and $195 million. This is an increase from our prior forecast of between $175 million and $185 million,” added Braun.

Conference Call
 Harris Stratex Networks will host a conference call today to discuss the company’s financial results at 4:30 p.m. Eastern Time. Those wishing to join the call should dial 303-262-2142 (no pass code required) at approximately 4:20 p.m. A replay of the call will be available starting one hour after the call’s completion until September 25. To access the replay, dial 303-590-3000 (pass code: 11119594 #). A live and archived webcast of the conference call will also be available via the company’s Web site at wwww.HarrisStratex.com/investors/conference-call.
Restated Financial Statements
The Company also released restated financial statements, which are attached to this press release: As previously announced on July 30, 2008, the company concluded that previously issued consolidated financial statements through March 28, 2008 would have to be restated for the correction of errors. The effect of these restatement items decreased shareholders’ equity cumulatively by $15.3 million as of March 28, 2008, $11.6 million as of June 29, 2007, $7.7 million as of June 30, 2006, $4.9 million as of July 1, 2005 and $1.9 million as of July 2, 2004, respectively. Previously reported net income was decreased by $3.7 million for the three quarters ended March 28, 2008 and net loss was increased by $3.9 million, $2.8 million and $3.0 million for the fiscal years ended June 29, 2007, June 30, 2006 and July 1, 2005, respectively. Details of the nature of the corrections are contained in the attached tables.
The restatements were prepared to correct accounting errors discovered during the course of the fiscal 2008 year-end close. The total amount of restatement adjustments is $20.8 million, of which $19.7 million is the cumulative reduction in prior period pre-tax income and $1.1 million is an increase in goodwill. The Company anticipates filing amended quarterly reports on Form 10-Q for the first three quarters of fiscal 2008 and an amended annual report on form 10-K for fiscal 2007 concurrently with or shortly after the filing of its 2008 annual report on Form 10-K by September 25, 2008.
Litigation
On September 15, 2008 a complaint relating to the Company’s prior announcement that it would restate its financial statements was filed in the United States District Court for the District of Delaware. Plaintiff Norfolk County Retirement System filed the complaint against Harris Stratex Networks, Inc., certain members of its Board of Directors and certain of its executive officers on behalf of an alleged class of purchasers of Harris Stratex Networks securities from January 29, 2007 to July 30, 2008 including shareholders of Stratex Networks, Inc. who exchanged shares of Stratex Networks, Inc. for shares of Harris Stratex Networks, Inc. as part of the merger between Stratex Networks and the Microwave Communications Division of Harris Corporation. The complaint alleges violations of the Securities Act of 1933 and Exchange Act of 1934 and seeks unspecified damages.
Harris Stratex believes that it has valid defenses to this lawsuit and intends to defend the litigation vigorously. Harris Stratex anticipates that additional similar complaints may be filed in the future and Harris Stratex Networks does not intend to make future announcements regarding this or similar litigation, except as required in its Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). On January 26, 2007, the Microwave Communications Division of Harris Corporation and Stratex Networks, Inc. merged into Harris Stratex Networks, Inc. becoming one reporting entity. Accordingly, management of Harris Stratex Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share for the new combined entity on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in this press release for comparative purposes. These measures exclude certain costs and expenses as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Harris Stratex Networks
Harris Stratex Networks, Inc. (NASDAQ: HSTX) is the world’s leading independent supplier of turnkey wireless transmission solutions. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the failure to obtain and retain expected cost synergies from the merger;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the effect of technological changes on Harris Stratex Networks’ businesses;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	unanticipated future costs or expenses associated with the integration of our previously separate operations and business;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations; and

•	supplier pricing pressure.
For more information regarding the risks and uncertainties for our business as well as risks relating to the combination of the former Harris Corporation Microwave Communications Division and the former Stratex Networks, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 27, 2007, as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables Available Via the Link Below
###

Investor Contact:	Media Contact:
Mary McGowan	Tonya Loggains
Summit IR Group Inc.	Harris Stratex Networks, Inc.
408-404-5401	919-767-3278
Mary@summitirgroup.com	Tonya.Loggains@hstx.com

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	September 28, 2007				September 29, 2006
		Non-GAAP	Non-GAAP			Non-GAAP	Non-GAAP
	As Restated	Adjustments	(Restated)	% of Sales	As Restated	Adjustments	(Restated)	% of Sales
	(In millions, except per share amounts)

Revenue from product sales and services (A)	$172.3	$—	$172.3		$93.6	$67.3	$160.9
Cost of product sales and services (B)	(123.5)	1.0	(122.5)		(62.1)	(46.3)	(108.4)
Amortization of purchased technology (C)	(1.8)	1.8	—		—	—	—

Gross margin.	47.0	2.8	49.8	28.9%	31.5	21.0	52.5	32.7%
Research and development expenses (D)	(12.4)	0.5	(11.9)	6.9%	(7.5)	(3.6)	(11.1)	6.9%
Selling and administrative expenses (E)	(28.8)	5.2	(23.6)	13.7%	(16.4)	(11.0)	(27.4)	17.1%
Amortization of intangible assets (F)	(1.8)	1.8	—		—	—	—
Restructuring charges (G)	(4.0)	4.0	—		—	—	—
Corporate allocations expense(H)	—	—	—		(1.6)	1.6	—

Operating (loss) income	—	14.3	14.3	8.3%	6.0	8.0	14.0	8.7%
Interest income (I)	0.7	—	0.7		0.1	0.7	0.8
Interest expense (I)	(0.7)	—	(0.7)		(0.2)	(0.6)	(0.8)
Other expense (I)	—	—	—		—	(0.4)	(0.4)

Income before income taxes	—	14.3	14.3	tax rate	5.9	7.7	13.6	tax rate
Income tax expense (J)	(0.2)	(3.5)	(3.7)	26%	(0.4)	(3.7)	(4.1)	30%

Net (loss) income	$(0.2)	$10.8	$10.6		$5.5	$4.0	$9.5

Net (loss) income per common share:
Basic and diluted	$(0.00)		$0.18		*		*

Basic and diluted weighted average shares outstanding:
Basic and diluted	58.4		58.4		*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Notes to Table 1:
Note A — Revenue — Includes adjustment for the first quarter of fiscal 2007 to add $67.3 million of Stratex Networks, Inc. revenue for the quarter.
Note B — Cost of sales and services — Includes adjustment to cost of product sales and services for the first quarter of fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million, adjustment to remove $0.6 million of integration costs and adjustment to remove FAS 123R expense of $0.2 million.
For the first quarter of fiscal 2007, includes adjustment to add $46.5 million of Stratex Networks, Inc cost of product sales and service for the quarter. Also includes adjustment to remove $0.2 million of FAS 123R expense.
Note C — Amortization of purchased technology — Adjustment for the first quarter of fiscal 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note D — Research and development expenses — Adjustment for the first quarter of fiscal 2008 to remove FAS 123R expense of $0.5 million.
For the first quarter of fiscal 2007, includes adjustment to add $4.3 million of Stratex Networks, Inc. research and development expense for the quarter. Also includes adjustment to remove FAS 123R expense of $0.7 million.
Note E — Selling and administrative expenses — Includes adjustment for the first quarter of fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.5 million, $3.0 million of integration costs and lease impairment costs and FAS 123R expense of $1.7 million.
For the first quarter of fiscal 2007, includes adjustment to add $14.6 million of Stratex Networks, Inc selling and administrative expenses for the quarter. Also includes adjustments to remove $2.1 million of FAS 123R expense and $1.5 million of integration costs associated with the merger.
Note F — Amortization of intangible assets — Adjustment for the first quarter of fiscal 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note G — Restructuring charges — Adjustment to remove charges for restructuring incurred during the first quarter of fiscal 2008.
Note H — Corporate allocation expenses — Adjustment for the first quarter of fiscal 2007 to remove corporate allocation expenses from Harris Corporation, which did not continue after the merger with Stratex.
Note I — Interest income, Interest expense and Other expense — Adjustments to add Stratex Networks, Inc interest income, interest expense, and other expense for the quarter.
Note J — Income tax benefit (expense) — Adjustment to reflect a pro forma 26 percent tax rate for the first quarter of fiscal 2008 and a pro forma 30 percent tax rate for the first quarter of fiscal 2007.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended

	September 28, 2007			September 29, 2006
	(In millions)
	As	Non-GAAP			Stratex	Combined
	Reported	Adjustments	Non-GAAP	MCD Actual	Actual	Non-GAAP

North America	$56.6	$—	$56.6	$49.9	$2.7	$52.6
International:
Africa	52.4	—	52.4	24.7	27.8	52.5
Europe, Middle East, and Russia	32.7	—	32.7	8.7	20.0	28.7
Latin America and AsiaPac	24.1	—	24.1	5.9	16.8	22.7

Total international	109.2	—	109.2	39.3	64.6	103.9
Network Operations	6.5	—	6.5	4.4	—	4.4

	$172.3	$—	$172.3	$93.6	$67.3	$160.9

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of September 28, 2007	As of June 29, 2007[1]
	(Restated)	(Restated)

	(In millions)
Assets
Cash and cash equivalents	$64.2	$69.2
Short-term investments	15.1	20.4
Receivables	197.0	183.1
Inventories and unbilled costs	170.1	161.1
Current deferred taxes	5.0	4.1
Other current assets	20.7	21.7
Property, plant and equipment	79.2	80.0
Goodwill	315.1	324.7
Identifiable intangible assets	141.0	144.5
Non-current deferred taxes	0.6	0.5
Other assets	16.2	16.2

	$1,024.2	$1,025.5

Liabilities and Shareholders’ Equity
Short-term debt	$—	$1.2
Current portion of long-term debt	9.2	10.7
Accounts payable	92.1	84.7
Accrued expenses and other current liabilities	77.2	78.0
Advance payments and unearned income	22.3	22.3
Due to Harris Corporation	20.2	17.2
Long-term debt	7.5	8.8
Restructuring and other long-term liabilities	11.3	14.6
Redeemable preference shares	8.3	8.3
Warrants outstanding	3.4	3.9
Non-current deferred taxes	20.2	29.4
Shareholders’ equity	752.5	746.4

	$1,024.2	$1,025.5

[1]	Derived from audited financial statements.

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	December 28, 2007				December 29, 2006
		Non-GAAP	Non-GAAP	% of		Non-GAAP	Non-GAAP
	As Restated	Adjustments	(Restated)	Sales	As Restated	Adjustments	(Restated)	% of Sales

	(In millions, except per share amounts)

Revenue from product sales and services (A)	$181.1	$—	$181.1		$101.2	$70.7	$171.9
Cost of product sales and services (B)	(130.4)	5.3	(125.1)		(67.7)	(47.3)	(115.0)
Amortization of purchased technology (C)	(1.7)	1.7	—		—	—	—

Gross margin	49.0	7.0	56.0	30.9%	33.5	23.4	56.9	33.1%
Research and development expenses (D)	(10.9)	0.2	(10.7)	5.9%	(8.3)	(3.4)	(11.7)	6.8%
Selling and administrative expenses (E)	(36.2)	4.1	(32.1)	17.7%	(17.8)	(10.5)	(28.3)	16.5%
Amortization of intangible assets (F)	(1.9)	1.9	—		—	—	—
Restructuring charges (G)	(4.4)	4.4	—		(0.7)	0.7	—
Corporate allocations expense(H)	—	—	—		(1.8)	1.8	—

Operating (loss) income	(4.4)	17.6	13.2	7.3%	4.9	12.0	16.9	9.3%
Interest income (I)	0.4	—	0.4		0.2	1.0	1.2
Interest expense (I)	(0.8)	—	(0.8)		(0.3)	(0.6)	(0.9)
Other expense (I)	—	—	—		—	(0.5)	(0.5)

(Loss) income before income taxes	(4.8)	17.6	12.8	tax rate	4.8	11.9	16.7	tax rate
Income tax benefit (expense) (J)	1.6	(4.9)	(3.3)	26%	(0.3)	(4.7)	(5.0)	30%

Net (loss) income	$(3.2)	$12.7	$9.5		$4.5	$7.2	$11.7

Net (loss) income per common share:
Basic and diluted	$(0.05)		$0.16		*		*

Basic and diluted weighted average shares outstanding:
Basic and diluted	58.4		58.4		*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Notes to Table 1:
Note A - Revenue — Includes adjustment for the second quarter of fiscal 2007 to add $70.7 million of Stratex Networks, Inc. revenue for the quarter.
Note B — Cost of sales and services — Includes adjustments to cost of product sales and services for the second quarter of fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million, adjustments to remove $0.9 million of merger integration costs and adjustments to remove $0.5 million of FAS 123R expense. Also includes adjustments to remove $3.7 million in write-downs of inventory related to restructuring actions for the second quarter of fiscal 2008.
For the second quarter of fiscal 2007, includes adjustment to add $47.5 million of Stratex Networks, Inc cost of product sales and service for the quarter. Also includes adjustment to remove $0.2 million FAS 123R expense.
Note C — Amortization of purchased technology — Adjustments for the second quarter of fiscal 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note D — Research and development expenses — Adjustments for the second quarter of fiscal 2008 to remove $0.2 million FAS 123R expense.
For the second quarter of fiscal 2007, includes adjustment to add $4.0 million of Stratex Networks, Inc. research and development expense for the quarter. Also includes adjustment to remove FAS 123R expense of $0.6 million.
Note E — Selling and administrative expenses — Includes adjustments for the second quarter of fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.5 million, $2.3 million of merger integration costs, $0.1 million lease impairment costs and FAS 123R expense of $1.2 million.
For the second quarter of fiscal 2007, includes adjustment to add $15.0 million of Stratex Networks, Inc selling and administrative expenses for the quarter. Also includes adjustments to remove $1.8 million of FAS 123R expense and $2.7 million of integration costs associated with the merger.
Note F — Amortization of intangible assets — Adjustment for the second quarter of fiscal 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note G — Restructuring charges — Adjustment to remove charges for restructuring incurred during the second quarter of fiscal 2008.
Note H — Corporate allocation expenses — Adjustment for the second quarter of fiscal 2007 to remove corporate allocation expenses from Harris Corporation, which did not continue after the merger with Stratex.
Note I — Interest income, Interest expense and Other expense — Adjustments for the second quarter of fiscal 2007 to add Stratex Networks, Inc interest income, interest expense, and other expense for the quarter.
Note J — Income tax benefit (expense) — Adjustment to reflect a pro forma 26 percent tax rate for the second quarter of fiscal 2008, and a pro forma 30 percent tax rate for the second quarter of fiscal 2007.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	December 28, 2007			December 29, 2006
	(In millions)
	As	Non-GAAP			Stratex	Non-GAAP	Combined
	Reported	Adjustments	Non-GAAP	MCD Actual	Actual	Adjustments	Non-GAAP

North America	$63.8	$—	$63.8	$58.7	$4.2	$—	$62.9
International:
Africa	41.0	—	41.0	25.5	13.9	—	39.4
Europe, Middle East, and Russia	32.0	—	32.0	3.5	36.5	—	40.0
Latin America and AsiaPac	37.8	—	37.8	8.5	16.1	—	24.6

Total international	110.8	—	110.8	37.5	66.5	—	104.0
Network Operations	6.5	—	6.5	5.0	—	—	5.0

	$181.1	$—	$181.1	$101.2	$70.7	$—	$171.9

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of December 28, 2007	As of June 29, 2007[1]
	(Restated)	(Restated)

	(In millions)
Assets
Cash and cash equivalents	$73.0	$69.2
Short-term investments	10.0	20.4
Receivables	205.2	183.1
Inventories and unbilled costs	154.5	161.1
Current deferred taxes	7.1	4.1
Other current assets	22.0	21.7
Property, plant and equipment	78.2	80.0
Goodwill	315.7	324.7
Identifiable intangible assets	137.2	144.5
Non-current deferred taxes	0.1	0.5
Other assets	17.4	16.2

	$1,020.4	$1,025.5

Liabilities and Shareholders’ Equity
Short-term debt	$—	$1.2
Current portion of long-term debt	7.6	10.7
Accounts payable	96.5	84.7
Accrued expenses and other current liabilities	68.6	78.0
Advance payments and unearned income	27.9	22.3
Due to Harris Corporation	16.2	17.2
Long-term debt	6.3	8.8
Restructuring and other long-term liabilities	10.1	14.6
Redeemable preference shares	8.3	8.3
Warrants outstanding	3.1	3.9
Non-current deferred taxes	20.5	29.4
Shareholders’ equity	755.3	746.4

	$1,020.4	$1,025.5

[1]	Derived from audited financial statements.

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	March 28, 2008				March 30, 2007
		Non-GAAP	Non-GAAP	% of		Non-GAAP	Non-GAAP	% of
	As Restated	Adjustments	(Restated)	Sales	As Restated	Adjustments	(Restated)	Sales

	(In millions, except per share amounts)

Revenue from product sales and services (A)	$178.2	$—	$178.2		$139.0	$7.8	$146.8
Cost of product sales and services (B)	(126.1)	0.5	(125.6)		(104.1)	(0.5)	(104.6)
Amortization of purchased technology (C)	(1.8)	1.8	—		(1.2)	1.2	—

Gross margin	50.3	2.3	52.6	29.6%	33.7	8.5	42.2	28.8%
Research and development expenses (D)	(11.5)	0.4	(11.1)	6.3%	(11.1)	0.3	(10.8)	7.4%
Selling and administrative expenses (E)	(31.1)	2.7	(28.4)	16.0%	(27.7)	(0.1)	(27.8)	19.0%
Acquired in-process research and development (F)	—	—	—		(15.3)	15.3	—
Amortization of intangible assets (G)	(1.9)	1.9	—		(3.0)	3.0	—
Restructuring charges (H)	—	—	—		(1.3)	1.3	—
Corporate allocations expense	—	—	—		(0.3)	—	(0.3)

Operating (loss) income	5.8	7.3	13.1	7.4%	(25.0)	28.3	3.3	2.3%
Interest income (I)	0.3	—	0.3		0.9	0.1	1.0
Interest expense (I)	(0.7)	—	(0.7)		(1.1)	(0.2)	(1.3)

Income (loss) before income taxes	5.4	7.3	12.7	tax rate	(25.2)	28.2	3.0	tax rate
Income tax (expense) benefit (J)	(0.2)	(3.1)	(3.3)	26%	0.6	(1.4)	(0.8)	27%

Net income (loss)	$5.2	$4.2	$9.4		$(24.6)	$26.8	$2.2

Net income (loss) per common share of Class A and Class B common stock (1):
Basic	$0.09		$0.16		$(0.61)		(3)

Diluted	$0.05	(2)	$0.16	(2)	$(0.61)		(3)

Basic weighted average shares outstanding:	58.4		58.4		40.3		(3)

Diluted average shares outstanding	58.7		58.7		40.3		(3)

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

(1)	The net income (loss) per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(2)	For the quarter ended March 28, 2008, the “As Reported” calculations of diluted earnings per share include a potential deduction to net income of $2.1 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method. The “Non-GAAP” calculations exclude t he effects of this potential deduction.

(3)	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations. Basic and diluted weighted average shares outstanding are calculated based on the daily outstanding shares, reflecting the fact that no shares were outstanding prior to January 26, 2007. Non-GAAP earnings per share for the quarter ended March 30, 2007 is not reported because it is not meaningful due to the merger date occurring during the quarter.

Notes to Table 1:
Note A — Revenue — Includes adjustment for the third quarter of fiscal 2007 to add $7.8 million of Stratex Networks, Inc. revenue for the month of January prior to the merger.
Note B — Cost of sales and services — Includes adjustments to cost of product sales and services for the third quarter of fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million and adjustments to remove FAS 123R expense of $0.3 million.
For the third quarter of fiscal 2007, includes adjustment to $6.3 million for Stratex Networks cost of product sales and services for the month of January. Also includes adjustments to remove merger related charges including amortization of the step-up in inventory of $5.4 million and fixed assets of $0.2 million and adjustments to remove the write off of deferred revenue of $0.1 million and FAS 123R expense of $0.1 million.
Note C — Amortization of purchased technology — Adjustments for the third quarter of fiscal 2008 and fiscal 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note D — Research and development expenses — Adjustments for the third quarter of fiscal 2008 to remove FAS 123R expense of $0.4 million.
The third quarter of fiscal 2007, includes adjustment to remove FAS 123R expense of $0.3 million.
Note E — Selling and administrative expenses — Includes adjustments for the third quarter of fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.5 million, merger integration costs of $0.9 million and FAS 123R expense of $1.3 million.
For the third quarter of fiscal 2007, includes adjustment to add $3.6 million of Stratex Networks, Inc selling and administrative expenses for the month of January prior to the merger. Also includes adjustments to remove $1.3 million of FAS 123R expense and $2.2 million of integration costs associated with the merger.
Note F - Adjustment for the third quarter of fiscal 2007 to remove write off of in-process research and development incurred in connection with the merger.
Note G — Amortization of intangible assets — Adjustment for the third quarter of fiscal 2008 and fiscal 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note H — Restructuring charges — Adjustment for the third quarter of fiscal 2007 to remove restructuring charges incurred subsequent to the merger.
Note I — Interest income and Interest expense — Adjustments to add Stratex Networks, Inc interest income and interest expense for the month of January prior the merger.
Note J — Income tax benefit (expense) — Adjustment to reflect a pro forma 26 percent tax rate for the third quarter of fiscal 2008 and 27 percent tax rate for the third quarter of fiscal 2007.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	March 28, 2008			March 30, 2007[1]
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP

North America	$56.9	$—	$56.9	$48.9	$0.2	$49.1
International:
Africa	55.9	—	55.9	35.2	2.4	37.6
Europe, Middle East, and Russia	39.2	—	39.2	30.8	2.7	33.5
Latin America and AsiaPac	22.0	—	22.0	18.9	2.5	21.4

Total international	117.1	—	117.1	84.9	7.6	92.5
Network Operations	4.2	—	4.2	5.2	—	5.2

	$178.2	$—	$178.2	$139.0	$7.8	$146.8

[1]	During the third quarter of fiscal 2007, MCD and Stratex were merged; therefore, the combined format that has historically been presented in this table is no longer necessary for this quarter and going forward.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of March 28, 2008	As of June 29, 2007[1]
	(Restated)	(Restated)

	(In millions)
Assets
Cash and cash equivalents	$97.0	$69.2
Short-term investments	3.4	20.4
Receivables	195.9	183.1
Inventories and unbilled costs	144.4	161.1
Current deferred taxes	6.5	4.1
Other current assets	17.5	21.7
Property, plant and equipment	74.4	80.0
Goodwill	316.5	324.7
Identifiable intangible assets	133.2	144.5
Non-current deferred taxes	—	0.5
Other assets	16.0	16.2

	$1,004.8	$1,025.5

Liabilities and Shareholders’ Equity
Short-term debt	$—	$1.2
Current portion of long-term debt	6.0	10.7
Accounts payable	81.8	84.7
Accrued expenses and other current liabilities	70.3	78.0
Advance payments and unearned income	26.7	22.3
Due to Harris Corporation	20.5	17.2
Long-term debt	5.0	8.8
Restructuring and other long-term liabilities	7.8	14.6
Redeemable preference shares	8.3	8.3
Warrants outstanding	0.6	3.9
Non-current deferred taxes	16.8	29.4
Shareholders’ equity	761.0	746.4

	$1,004.8	$1,025.5

[1]	Derived from audited financial statements.

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Year End Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
		(Restated)		(Restated)
	(In millions, except per share amounts)

Revenue from product sales and services	$186.8	$174.1	$718.4	$507.9
Cost of product sales and services	(141.1)	(124.3)	(521.1)	(358.2)
Amortization of purchased technology	(1.8)	(1.8)	(7.1)	(3.0)

Gross margin	43.9	48.0	190.2	146.7
Research and development expenses	(11.3)	(12.5)	(46.1)	(39.4)
Selling and administrative expenses	(45.3)	(37.0)	(141.4)	(98.9)
Acquired in-process research and development	—	—	—	(15.3)
Amortization of intangible assets	(1.5)	(4.5)	(7.1)	(7.5)
Restructuring charges	(0.9)	(7.3)	(9.3)	(9.3)
Corporate allocations expense	—	—	—	(3.7)

Operating loss	(15.1)	(13.3)	(13.7)	(27.4)
Interest income	1.0	0.6	2.4	1.8
Interest expense	(0.4)	(0.7)	(2.6)	(2.3)

Loss before income taxes	(14.5)	(13.4)	(13.9)	(27.9)
Income tax benefit	0.8	6.2	2.0	6.1

Net loss	$(13.7)	$(7.2)	$(11.9)	$(21.8)

Net loss per common share of Class A and Class B common stock (Notes 1 and 2):
Basic	$(0.23)	$(0.12)	$(0.20)	$(0.88)
Diluted	$(0.23)	$(0.12)	$(0.20)	$(0.88)

Basic weighted average shares outstanding	58.5	58.2	58.4	24.7
Diluted weighted average shares outstanding	58.5	58.2	58.4	24.7

(1)	The net loss per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(2)	Prior to January 26, 2007, the Company was a division of Harris Corporation and there were no shares outstanding for purposes of income or loss calculations. Basic and diluted weighted average shares outstanding are calculated based on the daily outstanding shares, reflecting the fact that no shares were outstanding prior to January 26, 2007.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 27, 2008	June 29, 2007
		(Restated)
	(In millions)

Assets
Cash and cash equivalents	$95.0	$69.2
Short-term investments	3.1	20.4
Receivables	199.7	183.1
Inventories and unbilled costs	130.6	161.1
Current deferred taxes	12.6	4.1
Other current assets	19.1	21.7
Property, plant and equipment	75.6	80.0
Goodwill	284.2	324.7
Identifiable intangible assets	130.1	144.5
Other assets	27.3	16.7

	$977.3	$1,025.5

Liabilities and Shareholders’ Equity
Short-term debt	$—	$1.2
Current portion of long-term debt	5.0	10.7
Accounts payable	81.1	84.7
Accrued expenses and other current liabilities	96.8	97.2
Due to Harris Corporation	19.4	23.1
Long-term debt	3.8	8.8
Restructuring and other long-term liabilities	10.4	11.8
Redeemable preference shares	8.3	8.3
Warrants outstanding	0.6	3.9
Non-current deferred taxes	3.7	29.4
Shareholders’ equity	748.2	746.4

	$977.3	$1,025.5

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	June 27,	June 29,
	2008	2007
		(Restated)
	(In millions)

Operating Activities
Net loss	$(13.7)	$(7.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets acquired in the Stratex acquisition	3.0	6.4
Other noncash charges related to the Stratex Acquisition	—	2.5
Depreciation and amortization of property, plant and equipment and capitalized software	4.6	2.3
Non-cash stock-based compensation expense	1.1	2.9
Non-cash charges for inventory write-downs	11.0	—
Decrease in fair value of warrants	(0.1)	(0.6)
Deferred income tax benefit	(5.0)	(13.1)
Changes in operating assets and liabilities, net of effects from acquisition:
Receivables	(2.8)	(26.5)
Unbilled costs and inventories	2.8	(4.0)
Accounts payable and accrued expenses	2.7	11.9
Advance payments and unearned income	3.4	8.0
Due to Harris Corporation	(4.2)	8.3
Changes in other assets and liabilities	1.8	7.5

Net cash provided by (used in) operating activities	4.6	(1.6)
Investing Activities
Purchases of short-term investments and available for sale securities	(0.9)	-
Sales of short-term investments and available for sale securities	1.3	20.5
Additions of property, plant and equipment	(2.9)	(3.9)
Additions of capitalized software	(2.4)	(0.1)

Net cash provided by investing activities	(4.9)	16.5
Financing Activities
Increase in short-term debt	—	1.0
Payments on long-term debt	(2.3)	(2.6)
Proceeds from exercise of former Stratex stock options	—	1.7
Payments on long-term capital lease obligation to Harris Corporation	(0.5)	—
Excess tax benefits from share-based compensation	0.7	—

Net cash (used in) provided by financing activities	(2.1)	0.1
Effect of exchange rate changes on cash and cash equivalents	0.4	(0.2)

Net (decrease) increase in cash and cash equivalents	(2.0)	14.8
Cash and cash equivalents, beginning of quarter	97.0	54.4

Cash and cash equivalents, end of quarter	$95.0	$69.2

Table 3 (Continued)
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	June 27,	June 29,
	2008	2007
		(Restated)
	(In millions)
Operating Activities
Net loss	$(11.9)	$(21.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets acquired in the Stratex acquisition and other	13.9	25.8
Other noncash charges related to the Stratex acquisition	—	7.9
Depreciation and amortization of property, plant and equipment and capitalized software	19.8	14.5
Noncash share-based compensation expense	6.4	3.9
Noncash charges for restructuring and inventory write-downs	14.7	—
Decrease in fair value of warrant liability	(3.3)	(0.6)
Deferred income tax benefit	(7.5)	(13.0)
Changes in operating assets and liabilities, net of effects from acquisition:
Receivables	(13.7)	(23.8)
Unbilled costs and inventories	15.9	(33.1)
Accounts payable and accrued expenses	1.3	10.1
Advance payments and unearned income	7.8	12.8
Due to Harris Corporation	0.4	4.6
Decrease in restructuring liabilities and other	(3.8)	(0.4)

Net cash provided by (used in) operating activities	40.0	(13.1)
Investing Activities
Cash acquired from the Stratex acquisition, net of acquisition costs of $12.7 million	—	20.4
Purchases of short-term investments and available for sale securities	(9.2)	(30.7)
Sales and maturities of short-term investments and available for sale securities	26.6	35.8
Additions of property, plant and equipment	(9.2)	(8.3)
Additions of capitalized software	(10.3)	(2.9)

Net cash (used in) provided by investing activities	(2.1)	14.3
Financing Activities
Decrease (increase) in short-term debt	(1.2)	1.0
Payments on long-term debt	(10.7)	(5.2)
Payments on long-term capital lease obligation to Harris Corporation	(3.7)	—
Proceeds from exercise of former Stratex stock options	1.5	3.1
Excess tax benefits from share-based compensation	0.7	—
Proceeds from issuance of redeemable preference shares	—	8.3
Proceeds from issuance of Class B common stock to Harris Corporation	—	26.9
Registration costs for Class A common stock issued in Stratex acquisition	—	(1.1)
Proceeds from exercise of former Stratex warrants	—	0.2
Net cash and other transfers from Harris Corporation prior to the Stratex acquisition	—	24.1

Net cash (used in) provided by financing activities	(13.4)	57.3
Effect of exchange rate changes on cash and cash equivalents	1.3	(3.1)

Net increase in cash and cash equivalents	25.8	55.4
Cash and cash equivalents, beginning of year	69.2	13.8

Cash and cash equivalents, end of year	$95.0	$69.2

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	June 27, 2008				June 29, 2007
		Non-GAAP		% of		Non-GAAP	Non-GAAP	% of
	As Reported	Adjustments	Non-GAAP	Sales	As Restated	Adjustments	(Restated)	Sales

	(In millions, except per share amounts)
Revenue from product sales and services	$186.8	$—	186.8		$174.1	$—	$174.1
Cost of product sales and services (A)	(141.1)	11.4	(129.7)		(124.3)	2.9	(121.4)
Amortization of purchased technology (B)	(1.8)	1.8	—		(1.8)	1.8	—

Gross margin	43.9	13.2	57.1	30.6%	48.0	4.7	52.7	30.3%
Research and development expenses (C)	(11.3)	0.3	(11.0)	5.8%	(12.5)	0.4	(12.1)	7.0%
Selling and administrative expenses (D)	(45.3)	5.5	(39.8)	21.3%	(37.0)	7.0	(30.0)	17.2%
Amortization of intangible assets (E)	(1.5)	1.1	(0.4)	0.2%	(4.5)	4.5	—
Restructuring charges (F)	(0.9)	0.9	—		(7.3)	7.3	—

Operating (loss) income	(15.1)	21.0	5.9	3.2%	(13.3)	23.9	10.6	6.1%
Interest income	1.0	—	1.0		0.6	—	0.6
Interest expense	(0.4)	—	(0.4)		(0.7)	—	(0.7)

(Loss) income before income taxes	(14.5)	21.0	6.5	tax rate	(13.4)	23.9	10.5	tax rate
Income tax benefit (expense) (G)	0.8	(2.5)	(1.7)	26%	6.2	(8.9)	(2.7)	26%

Net (loss) income	$(13.7)	$18.5	$4.8		$(7.2)	$15.0	$7.8

Net (loss) income per common share:
Basic and diluted	$(0.23)		$0.08		$(0.12)		$0.13

Basic and diluted weighted average shares outstanding:
Basic and diluted	58.5		58.5		58.2		58.2

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Notes to Table 4:
Note A — Cost of sales and services — Includes adjustments to cost of product sales and services for the fourth quarter of fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million and adjustments to remove FAS 123R expense of $0.2 million. Also includes adjustment to remove impairment of inventory of $11.0 million
For the fourth quarter of fiscal 2007 includes adjustments to cost of product sales and services to remove merger related charges including amortization of the step-up in inventory and fixed assets of $2.7 million and adjustments for the quarter to remove FAS 123R expense of $0.2 million.
Note B — Amortization of purchased technology — Adjustments for the fourth quarter of fiscal 2008 and fiscal 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note C — Research and development expenses — Adjustments to remove FAS 123R expense of $0.3 million for the fourth quarter of fiscal 2008 and $0.4 million for the fourth quarter of fiscal 2007.
Note D — Selling and administrative expenses — Includes adjustments for the fourth quarter of fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.4 million, merger integration costs of $4.2 million and FAS 123R expense of $0.9 million.
For the fourth quarter of fiscal 2007, includes adjustments to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.4 million, merger integration costs of $4.7 million and FAS 123R expense of $1.9 million.
Note E — Amortization of intangible assets — Adjustment for the fourth quarter of fiscal 2008 and fiscal 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note F — Restructuring charges — Adjustment to remove charges for restructuring incurred during the fourth quarter of fiscal 2008 and the fourth quarter of fiscal 2007.
Note G — Income tax benefit (expense) — Adjustment to reflect a pro forma 26 percent tax rate for the fourth quarter of fiscal 2008 and the fourth quarter of fiscal 2007.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Year End Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Year Ended
	June 27, 2008				June 29, 2007
		Non-GAAP	Non-	% of		Non-GAAP	Non-GAAP	% of
	As Reported	Adjustments	GAAP	Sales	As Restated	Adjustments	(Restated)	Sales

	(In millions, except per share amounts)

Revenue from product sales and services (A)	$718.4	$—	$718.4		$507.9	$145.8	$653.7
Cost of product sales and services (B)	(521.1)	18.2	(502.9)		(358.2)	(91.2)	(449.4)
Amortization of purchased technology (C)	(7.1)	7.1	—		(3.0)	3.0	—

Gross margin	190.2	25.3	215.5	30.0%	146.7	57.6	204.3	31.3%
Research and development expenses (D)	(46.1)	1.4	(44.7)	6.2%	(39.4)	2.0	(37.4)	5.7%
Selling and administrative expenses (E)	(141.4)	17.6	(123.8)	17.2%	(98.9)	(22.0)	(120.9)	18.5%
Acquired research and development (F)	—	—	—		(15.3)	15.3	—
Amortization of intangible assets (G)	(7.1)	6.7	(0.4)	0.1%	(7.5)	7.5	—
Restructuring charges (H)	(9.3)	9.3	—		(9.3)	8.6	(0.7)	0.1%
Corporate allocations expense (I)	—	—	—		(3.7)	3.4	(0.3)

Operating (loss) income	(13.7)	60.3	46.6	6.5%	(27.4)	72.4	45.0	6.9%
Interest income (J)	2.4	—	2.4		1.8	1.8	3.6
Interest expense (J)	(2.6)	—	(2.6)		(2.3)	(1.4)	(3.7)
Other expense, net (J)	—	—	—		—	(0.9)	(0.9)

(Loss) income before income taxes	(13.9)	60.3	46.4	tax rate	(27.9)	71.9	44.0	tax rate
Income tax benefit (expense) (K)	2.0	(14.0)	(12.0)	26%	6.1	(18.7)	(12.6)	29%

Net (loss) income	$(11.9)	$46.3	$34.4		$(21.8)	$53.2	$31.4

Net (loss) income per common share:
Basic and diluted	$(0.20)		$0.59		$(0.88)		$0.54

Basic and diluted weighted average shares outstanding:

Basic and diluted	58.4		58.4		24.7		58.4

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Notes to Table 5:
Note A — Revenue — Adjustment to revenue for fiscal 2007 of $145.8 million to add Stratex Networks, Inc. revenue for the 7 months ended January 26, 2007, prior to the merger.
Note B — Cost of sales and services — Includes adjustments to cost of product sales and services for fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.8 million, adjustments to remove merger integration costs of $1.5 million, and adjustments to remove FAS 123R expense of $1.2 million. Also includes adjustments to remove inventory impairment related to product transitioning of $11.0 million and write down of inventory related to restructuring actions of $3.7 million.
For fiscal 2007, includes adjustment of $100.3 million to add Stratex Networks, Inc. cost of product sales and services for the 7 months ended January 26, 2007, prior to the merger. Also includes adjustments to remove merger related charges including amortization of the step-up in inventory and fixed assets of $8.3 million, write off of deferred costs of $0.1 million, and FAS 123 R expense of $0.7 million.
Note C — Amortization of purchased technology — Adjustments for fiscal 2008 and fiscal 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note D — Research and development expenses — Adjustments to fiscal 2008 to remove $1.4 million of FAS 123R expense.
For fiscal 2007, includes adjustment to remove FAS 123R expense of $2.0 million.
Note E — Selling and administrative expenses — Includes adjustments for fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $1.9 million, merger integration costs of $10.4 million, FAS 123R expense of $5.2 million and $0.1 million lease impairment costs.
For fiscal 2007, includes adjustment of $41.5 million to add Stratex Networks Selling and administrative expenses for the 7 months ended January 26, 2007, prior to the merger. Also include adjustments to remove merger related charges including amortization of the step-up of fixed assets of $0.8 million, merger integration costs of $11.8 million, and FAS 123R expense of $6.9 million.
Note F — Acquired in-process research and development — Adjustment for fiscal 2007 to remove write off of in-process research and development incurred in connection with the merger.
Note G — Amortization of intangible assets — Adjustment for fiscal 2008 and fiscal 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note H — Restructuring charges — Adjustment to remove charges for restructuring incurred during fiscal 2008 and fiscal 2007.
Note I — Corporate allocation expenses — Adjustment for fiscal 2007 to remove corporate allocation expenses from Harris Corporation, which did not continue after the merger with Stratex.
Note J — Interest income and expense and other expense — Adjustment for fiscal 2007 to add Stratex Networks interest income, interest expense and other expense for the 7 months ended January 26, 2007, prior to the merger.
Note K — Income tax benefit (expense) — Adjustment to reflect a pro forma 26 percent tax rate for fiscal 2008, and a pro forma 29 percent tax rate for fiscal 2007.

Table 6
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended

	June 27, 2008			June 29, 2007
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America	$55.1	$—	$55.1	$58.8	$—	$58.8
International:
Africa	47.8	—	47.8	41.3	—	41.3
Europe, Middle East, and Russia	55.7	—	55.7	44.2	—	44.2
Latin America and AsiaPac	21.1	—	21.1	25.1	—	25.1

Total international	124.6	—	124.6	110.6	—	110.6
Network Operations	7.1	—	7.1	4.7	—	4.7

	$186.8	$—	$186.8	$174.1	$—	$174.1

Table 7
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Year Ended

	June 27, 2008			June 29, 2007
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America	$232.4	$—	$232.4	$216.3	$7.0	$223.3
International:
Africa	197.1	—	197.1	126.7	44.1	170.8
Europe, Middle East, and Russia	159.6	—	159.6	87.1	59.2	146.3
Latin America and AsiaPac	105.0	—	105.0	58.4	35.5	93.9

Total international	461.7	—	461.7	272.2	138.8	411.0
Network Operations	24.3	—	24.3	19.4	—	19.4

	$718.4	$—	$718.4	$507.9	$145.8	$653.7

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Quarters Ended March 28, 2008
	As Previously
	Reported	Adjustments	As Restated
	(In millions, except per share amounts)
Net revenues from product sales and services	$531.6	$—	$531.6
Cost of product sales and services:
Cost of external product sales	(306.3)	(4.7)	(311.0)
Cost of product sales with Harris Corporation	(4.2)	—	(4.2)

Total cost of product sales	(310.5)	(4.7)	(315.2)
Cost of services	(59.8)	(0.4)	(60.2)
Cost of sales billed from Harris Corporation	(4.6)	—	(4.6)
Amortization of purchased technology	(5.3)	—	(5.3)

Total cost of product sales and services	(380.2)	(5.1)	(385.3)

Gross margin	151.4	(5.1)	146.3
Research and development expenses	(34.8)	—	(34.8)
Selling and administrative expenses	(90.0)	(0.9)	(90.9)
Selling and administrative expenses with Harris Corporation	(5.2)	—	(5.2)

Total research, development, selling and administrative expenses	(130.0)	(0.9)	(130.9)
Acquired in-process research and development	—	—	—
Amortization of identifiable intangible assets	(5.6)	—	(5.6)
Restructuring charges	(8.4)	—	(8.4)
Corporate allocations expense from Harris Corporation	—	—	—

Operating income	7.4	(6.0)	1.4
Interest income	1.4	—	1.4
Interest expense	(2.2)	—	(2.2)

Income before provision for income taxes	6.6	(6.0)	0.6
Provision for income taxes	(1.1)	2.3	1.2

Net income	$5.5	$(3.7)	$1.8

Net income (loss) per common share of Class A and Class B common stock:
Basic	$0.09		$0.03
Diluted	$0.05		$(0.02)

Basic weighted average shares outstanding	58.4		58.4
Diluted weighted average shares outstanding	58.9		58.9

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Fiscal Year Ended June 29, 2007
	As Previously
	Reported	Adjustments	As Restated
	(In millions, except per share amounts)
Net revenues from product sales and services	$507.9	$—	$507.9
Cost of product sales and services:
Cost of external product sales	(281.2)	(5.1)	(286.3)
Cost of product sales with Harris Corporation	(1.3)	—	(1.3)

Total cost of product sales	(282.5)	(5.1)	(287.6)
Cost of services	(64.3)	(0.9)	(65.2)
Cost of sales billed from Harris Corporation	(5.4)	—	(5.4)
Amortization of purchased technology	(3.0)	—	(3.0)

Total cost of product sales and services	(355.2)	(6.0)	(361.2)

Gross margin	152.7	(6.0)	146.7
Research and development expenses	(39.4)	—	(39.4)
Selling and administrative expenses	(92.1)	—	(92.1)
Selling and administrative expenses with Harris Corporation	(6.8)	—	(6.8)

Total research, development, selling and administrative expenses	(138.3)	—	(138.3)
Acquired in-process research and development	(15.3)	—	(15.3)
Amortization of identifiable intangible assets	(7.5)	—	(7.5)
Restructuring charges	(9.3)	—	(9.3)
Corporate allocations expense from Harris Corporation	(3.7)	—	(3.7)

Operating loss	(21.4)	(6.0)	(27.4)
Interest income	1.8	—	1.8
Interest expense	(2.3)	—	(2.3)

Loss before provision for income taxes	(21.9)	(6.0)	(27.9)
Benefit for income taxes	4.0	2.1	6.1

Net loss	$(17.9)	$(3.9)	$(21.8)

Basic and diluted net loss per common share	$(0.72)	$(0.16)	$(0.88)
Basic and diluted weighted average shares outstanding	24.7		24.7

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Fiscal Year Ended June 30, 2006
	As Previously
	Reported	Adjustments	As Restated
	(In millions, except per share amounts)
Net revenues from product sales and services	$357.5	$—	$357.5
Cost of product sales and services:
Cost of external product sales	(222.7)	(2.4)	(225.1)
Cost of product sales with Harris Corporation	(7.4)	—	(7.4)

Total cost of product sales	(230.1)	(2.4)	(232.5)
Cost of services	(37.1)	(0.3)	(37.4)
Cost of sales billed from Harris Corporation	(5.3)	—	(5.3)
Amortization of purchased technology	—	—	—

Total cost of product sales and services	(272.5)	(2.7)	(275.2)

Gross margin	85.0	(2.7)	82.3
Research and development expenses	(28.8)	—	(28.8)
Selling and administrative expenses	(62.9)	(0.1)	(63.0)
Selling and administrative expenses with Harris Corporation	(5.6)	—	(5.6)

Total research, development, selling and administrative expenses	(97.3)	(0.1)	(97.4)
Acquired in-process research and development	—	—	—
Amortization of identifiable intangible assets	—	—	—
Restructuring charges	(3.8)	—	(3.8)
Corporate allocations expense from Harris Corporation	(12.4)	—	(12.4)

Operating loss	(28.5)	(2.8)	(31.3)
Interest income	0.5	—	0.5
Interest expense	(1.0)	—	(1.0)

Loss before provision for income taxes	(29.0)	(2.8)	(31.8)
Provision for income taxes	(6.8)	—	(6.8)

Net loss	$(35.8)	$(2.8)	$(38.6)

Basic and diluted net loss per common share	N/A		N/A
Basic and diluted weighted average shares outstanding	N/A		N/A

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	For the Fiscal Year Ended July 1, 2005
	As Previously
	Reported	Adjustment	As Restated
	(In millions, except per share amounts)
Net revenues from product sales and services	$310.4	$—	$310.4
Cost of product sales and services:
Cost of external product sales	(181.5)	(1.7)	(183.2)
Cost of product sales with Harris Corporation	(3.7)	—	(3.7)

Total cost of product sales	(185.2)	(1.7)	(186.9)
Cost of services	(31.3)	(1.0)	(32.3)
Cost of sales billed from Harris Corporation	(4.3)	—	(4.3)
Amortization of purchased technology	—	—	—

Total cost of product sales and services	(220.8)	(2.7)	(223.5)

Gross margin	89.6	(2.7)	86.9
Research and development expenses	(28.0)	—	(28.0)
Selling and administrative expenses	(52.8)	(0.3)	(53.1)
Selling and administrative expenses with Harris Corporation	(6.0)	—	(6.0)

Total research, development, selling and administrative expenses	(86.8)	(0.3)	(87.1)
Acquired in-process research and development	—	—	—
Amortization of identifiable intangible assets	—	—	—
Restructuring charges	—	—	—
Corporate allocations expense from Harris Corporation	(6.2)	—	(6.2)

Operating loss	(3.4)	(3.0)	(6.4)
Interest income	0.9	—	0.9
Interest expense	(1.0)	—	(1.0)

Loss before provision for income taxes	(3.5)	(3.0)	(6.5)
Provision for income taxes	(0.3)	—	(0.3)

Net loss	$(3.8)	$(3.0)	$(6.8)

Basic and diluted net loss per common share	N/A		N/A
Basic and diluted weighted average shares outstanding	N/A		N/A

CONDENSED CONSOLIDATED BALANCE SHEET

	As of March 28, 2008
	As Previously
	Reported	Adjustment	As Restated
ASSETS
Current Assets
Cash and cash equivalents	$97.0	$—	$97.0
Short-term investments and available for sale securities	3.4	—	3.4

Receivables	199.0	(3.1)	195.9
Unbilled costs	35.7	—	35.7
Inventories	125.3	(16.6)	108.7
Deferred income taxes	6.5	—	6.5
Other current assets	17.5	—	17.5

Total current assets	484.4	(19.7)	464.7
Long-Term Assets
Property, plant and equipment	74.4	—	74.4
Goodwill	315.4	1.1	316.5
Identifiable intangible assets	133.2	—	133.2
Other long-term assets	16.0	—	16.0

	539.0	1.1	540.1

Total assets	$1,023.4	$(18.6)	$1,004.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term debt	$—	$—	$—
Current portion of long-term debt	6.0	—	6.0
Accounts payable	81.8	—	81.8
Compensation and benefits	12.5	—	12.5
Other accrued items	44.8	1.1	45.9
Advance payments and unearned income	26.7	—	26.7
Income taxes payable	3.6	—	3.6
Restructuring liabilities	6.7	—	6.7
Current portion of long-term capital lease obligation to Harris Corporation	1.6	—	1.6
Due to Harris Corporation	20.5	—	20.5

Total current liabilities	204.2	1.1	205.3
Long-term liabilities	42.9	(4.4)	38.5

Total liabilities	247.1	(3.3)	243.8
Total shareholders’ equity	776.3	(15.3)	761.0

Total liabilities and shareholders’ equity	$1,023.4	$(18.6)	$1,004.8

CONDENSED CONSOLIDATED BALANCE SHEET

	As of June 29, 2007
	As Previously
	Reported	Adjustment	As Restated
ASSETS
Current Assets
Cash and cash equivalents	$69.2	$—	$69.2
Short-term investments and available for sale securities	20.4	—	20.4

Receivables	185.3	(2.2)	183.1
Unbilled costs	36.9	—	36.9
Inventories	135.7	(11.5)	124.2
Deferred income taxes	4.1	—	4.1
Other current assets	21.7	—	21.7

Total current assets	473.3	(13.7)	459.6
Long-Term Assets
Property, plant and equipment	80.0	—	80.0
Goodwill	323.6	1.1	324.7
Identifiable intangible assets	144.5	—	144.5
Other long-term assets	16.7	—	16.7

	564.8	1.1	565.9

Total assets	$1,038.1	$(12.6)	$1,025.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term debt	$1.2	$—	$1.2
Current portion of long-term debt	10.7	—	10.7
Accounts payable	84.7	—	84.7
Compensation and benefits	11.5	—	11.5
Other accrued items	44.7	1.1	45.8
Advance payments and unearned income	22.3	—	22.3
Income taxes payable	6.8	—	6.8
Restructuring liabilities	10.8	—	10.8
Current portion of long-term capital lease obligation to Harris Corporation	3.1	—	3.1
Due to Harris Corporation	17.2	—	17.2

Total current liabilities	213.0	1.1	214.1
Long-term liabilities	67.1	(2.1)	65.0

Total liabilities	280.1	(1.0)	279.1
Total shareholders’ equity	758.0	(11.6)	746.4

Total liabilities and shareholders’ equity	$1,038.1	$(12.6)	$1,025.5

CONDENSED CONSOLIDATED BALANCE SHEET

	As of June 30, 2006
	As Previously
	Reported	Adjustment	As Restated
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$13.8	$—	$13.8
Short-term investments and available for sale securities	—	—	—
Receivables	123.9	(2.2)	121.7
Unbilled costs	25.5	—	25.5
Inventories	71.9	(5.5)	66.4
Deferred income taxes	—	—	—
Other current assets	6.7	—	6.7

Total current assets	241.8	(7.7)	234.1
Long-Term Assets
Property, plant and equipment	52.2	—	52.2
Goodwill	28.3	—	28.3
Identifiable intangible assets	6.4	—	6.4
Other long-term assets	23.9	—	23.9

	110.8	—	110.8

Total assets	$352.6	$(7.7)	$344.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term debt	$0.2	$—	$0.2
Current portion of long-term debt	—	—	—
Accounts payable	42.1	—	42.1
Compensation and benefits	17.4	—	17.4
Other accrued items	16.9	—	16.9
Advance payments and unearned income	9.2	—	9.2
Income taxes payable	—	—	—
Restructuring liabilities	2.2	—	2.2
Current portion of long-term capital lease obligation to Harris Corporation	—	—	—
Due to Harris Corporation	—	—	—

Total current liabilities	88.0	—	88.0
Long-term liabilities	12.6	—	12.6

Total liabilities	100.6	—	100.6
Total shareholders’ equity	252.0	(7.7)	244.3

Total liabilities and shareholders’ equity	$352.6	$(7.7)	$344.9